FIRST AMENDMENT TO PARTICIPATION AGREEMENT


Great-West Life & Annuity Company, Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated November 1, 2000 by doing the following:

 1. Deleting Schedule A in its entirety and replacing it with the Amended Schedule A attached hereto.


 IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2001.


 GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

 By: /s/ Ron Laeyendedcer
     Vice President


 VARIABLE INSURANCE PRODUCTS FUND III

 By: /s/ Robert C. Pozen
     Senior Vice President


 FIDELITY DISTRIBUTORS CORPORATION

 By: /s/ Mike Kellogg
     Executive Vice President





                                   Schedule A

                                Separate Accounts

 Name(s) of Separate Account(s)                         Policy Form Numbers of
 and Date Established                                   Contracts Funded by
                                                        Separate Account(s)

 FutureFunds Series Account                             GTD AMF 92Vol
 November 15,1983                                       GTD AMF 92ER
                                                        GTS MF 184-1
                                                        GTS AMF 191

 Maxim Series Account                                   J401
 June 24, 1981                                          J410

 Pinnacle Series Account                                J320
 January 31,1985

 COLI VUL - 1 Series Account                            J350
 November 25,1997

 COLI VUL - 2 Series Account                            J355
 November 25,1997

 Key Business COLI VUL - 7 Series Account               J3 50
 November 23, 1999